UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2025

Thunder Power Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41424	87-4620515
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

221 W 9th St #848

Wilmington, Delaware 19801

(Address of principal executive offices, including zip code)

(909) 214-2482

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIEV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 17, 2025, the Nasdaq Stock Market LLC (the “Nasdaq”) notified Thunder Power Holdings, Inc. (the “Company”) that the Nasdaq Hearings Panel (the “Panel”) has determined to affirm the denial of the Company’s request to continue its listing of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and that trading of the Company’s Common Stock will be suspended at the open of trading on April 21, 2025 (the “Delisting Notice”).

The sequence of events leading to the receipt of the Delisting Notice is as below:

On September 4, 2024, staff (“Staff”) of the Nasdaq notified the Company that the bid price of its listed security had closed at less than $1 per share and the Company’s Market Value of Listed Securities had closed below $50 million over the previous 30 consecutive business days, and, as a result, did not comply with Listing Rules 5450(a)(1) (the “Bid Price Rule”) and 5450(b)(2)(A) (the “MVLS Rule”), respectively.

On February 28, 2025, prior to the end of the 180-day compliance period, the Company submitted to the Nasdaq its application to transfer the listing from Nasdaq Global Market to Nasdaq Capital Market. At the time, the Company had a market value of listed securities of more than US$2,000,000 and satisfied the continued listing requirements of Nasdaq Capital Market except for the minimum Bid Price Rule.

Despite of the above, on March 7, 2025, the Company received a delisting notification letter from the Nasdaq Listing Qualifications department, stating that the Company has not regained compliance with Bid Price Rule and the MVLS Rule.

The Company requested a hearing before the Panel on March 12, 2025. Such hearing was scheduled to be held on April 15, 2025 to address the deficiencies raised in the Staff’s delist notification dated March 7, 2025.

On March 26, 2025, the Company received an approval from the Listing Qualifications Department of the Nasdaq to transfer the listing of the Company’s common stock from the Nasdaq Global Market to the Nasdaq Capital Market. On April 1, 2025, the Company received a partial moot letter from Nasdaq, stating that the noncompliance concern of MVLS Rule is moot, and that the Company is only noncompliant with the Bid Price Rule. On April 2, 2025, the Company submitted its written pre-hearing materials, detailing its plan to regain the Bid Price Rule.

Despite of the foregoing, on April 8, 2025, the Company received an additional Staff delist determination letter, outlining a new concern that the Staff believed the Company is a public shell.

A hearing was held on April 15, 2025 as originally scheduled, which is by the Delisting Notice two days thereafter.

Trading of the Company’s securities on the Pink Tier of the OTC market is expected to commence shortly after the Company’s securities are delisted from Nasdaq on April 21, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thunder Power Holdings, Inc.

Dated: April 21, 2025	By:	/s/ Pok Man Ho
	Name:	Pok Man Ho
	Title:	Interim Chief Financial Officer

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